UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

Apollo Realty Income Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56656	87-2557571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc.
9 West 57th Street, 42nd Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

N/A

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 19, 2025, Apollo Realty Income Solutions, Inc. (the “Company”) reconvened its 2025 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected the seven directors named below to serve on the Company’s board of directors until the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualify; and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 8, 2025. The final results for the votes regarding each proposal are set forth below.

(i)	The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Lisa Coca	22,699,403	504,668	1,534,658	5,388,327
Jess Lipsey	22,827,870	310,098	1,600,761	5,388,327
Gary Meltzer	22,652,056	365,006	1,721,667	5,388,327
Philip Mintz	21,185,498	1,978,923	1,574,308	5,388,327
Stuart Rothstein	22,740,803	425,633	1,572,293	5,388,327
Michael Swell	22,698,657	417,602	1,622,470	5,388,327
Roberta Sydney	21,412,781	1,814,135	1,511,813	5,388,327

(ii)

The voting results with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 were as follows:

Votes For	Votes Against	Votes Abstained
28,426,329	513,467	1,187,260

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Realty Income Solutions, Inc.

By:	/s/ Anastasia Mironova
Name:	Anastasia Mironova
Title:	Chief Financial Officer, Treasurer and Secretary

Date: December 22, 2025